EXHIBIT 10.2

Mercer Super Trust
CatSuper Plan
Special Arrangement Agreement
Between:
CATERPILLAR OF AUSTRALIA PTY LTD (ABN 97 004 332 469) (“Participant”)
ROBERT BRIAN CHARTER (“Member”)

King & Wood Mallesons
Level 61
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.kwm.com

Details

Parties
Participant	Name	CATERPILLAR OF AUSTRALIA PTY LTD
	ABN	97 004 332 469
Member	Name	ROBERT BRIAN CHARTER
Recitals	A The Participant is the participant of a plan known as CatSuper (client code MT315) (“Plan”) in the Corporate Superannuation Division of the Mercer Super Trust (“MST”).
B The Member is a Member of the Plan.

C    Under rule 13.5 of the Designated Rules of the Corporate Superannuation Division of the MST, the Participant and the Member may vary, by agreement, any or all of:
(a)    the benefits otherwise payable as a result of the Member’s membership of the Plan;
(b)    the contributions otherwise payable as a result of the Member’s membership of the Plan; and
(c)    other terms and conditions of membership.

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D    The Participant and the Member entered into a previous “Special Arrangement Agreement” dated 26 June 2007 (“Previous SAA”), whereby the parties agreed to vary the membership of the Member on the terms specified in the Previous SAA.
E    The Participant and the Member have agreed to further vary the terms and conditions of the Member’s membership of the Plan in the manner set out in this Agreement.
F    In particular, the Previous SAA made provision for certain benefit enhancements based on the recognition of an additional period of Service on the Member qualifying for a benefit pursuant to Rule 4.4.1(c) on the basis of the Member with the approval of the Participant having ceased Employment on or after the Member’s 55th birthday (described in that Rule as being within 10 years of the Member’s Normal Retirement Date) and in certain other circumstances, namely on the Member’s death or on the Member ceasing Employment due to Total and Permanent Disablement or on the Member retiring no more than 5 years before the Member’s Normal Retirement Date or on or after his Normal Retirement Date.
G    The Member’s 55th birthday is on 8 April 2018.
H    The Member and the Participant have agreed that the benefit enhancements provided for in the Previous SAA will only be provided if the Member qualifies for a benefit on the basis of the Member having retired from Employment on or after the “Earliest Retirement Date” (being the Member’s 55th birthday) and electing to retain his benefit entitlement in the Plan in which case, the enhanced benefit will be payable on the earlier of the Member’s death and a specified “Nominated Date”.

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General terms

1	Operative Provisions:

1.1	Unless otherwise defined or the contrary intention appears, an expression defined in the Rules of the Plan has the same meaning in this Agreement and the Annexure to this Agreement.

1.2
The Participant and the Member agree that the benefits payable as a result of the Member’s membership of the Plan are varied in the manner set out in the Previous SAA and in the Annexure to this Agreement.

1.3	The parties agree this Agreement is confidential and neither party will divulge information of the terms of the Agreement, other than as required by the force of law.

1.4	This Agreement may be amended only by another document executed by the parties.

1.5	This Agreement is governed by the law in force in New South Wales, Australia and the parties submit to the jurisdiction of the courts of New South Wales, Australia.

1.6	This Agreement may be executed in any number of counterparts. All counterparts taken together will be deemed to constitute one document.

1.7	This Agreement will take effect on and from the date it is executed by the parties.

EXECUTED as an agreement

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Signing page
DATED: 4 April 2018

Signed for and on behalf of Caterpillar of Australia Pty Ltd:	) ) ) )
/s/ Walter J. Bradbury	/s/ Edrees Faizi
Signature of director	Signature of director

DIRECTOR	DIRECTOR
Office held	Office held

WALTER J. BRADBURY	EDREES FAIZI
Name of director (block letters)	Name of director

Signed by Robert Brian Charter	)
)
/s/ Robert Brian Charter	)
Signature	)

Mercer Superannuation (Australia) Limited (ABN 79 004717 533), as trustee of the MST acknowledges receipt of the above agreement.

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Executed by Mercer Superannuation (Australia) Limited ABN 79 004 717 533 by its Attorney, who has not received notice of the revocation of the Power of Attorney dated 29 November 2016 in the presence of:

) ) ) )
/s/ Rita Harris
Attorney Signature

RITA HARRIS
Attorney Name

/s/ Sonia Campbell-Hirst
Signature of Witness

SONIA CAMPBELL-HIRST
Name of Witness

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Annexure – Benefits for Robert Brian Charter

1	Application

1.1	The provisions of this Annexure apply in respect of the Member.

2	Interpretation

2.1	In this Annexure the following words and expressions shall unless the context requires otherwise have the following meanings:
“Earliest Retirement Date” means 8 April 2018.
“Member” means Robert Brian Charter.
“Nominated Date” means 31 July 2018.

2.2	A reference in clause 3 of this Annexure to a clause reference to that clause in the Annexure to the Participation Agreement.

3	Variation to benefits

3.1
Clause 4.4.1 shall not apply in respect of the Member and the following clause 4.4.2 shall apply instead, and in relation to the Member, all references in the Participation Agreement to clause 4.4.1 shall be read as references to clause 4.4.2:

“4.4.2    (a) Subject to paragraphs (b) and (c) of this clause, if a Member ceases Employment on or after the Earliest Retirement Date, the Member shall be entitled to a lump sum benefit payable from the Plan equal to the greater of the following amounts, calculated when the benefit is to be paid or rolled over to another fund:
(A)    the Member’s Accrued Retirement Benefit; and
(B)    two times the Member’s Member Contribution Account Balance.
A Member who is entitled to a benefit pursuant to this clause 4.4.2 may call for payment of the benefit at any time before the Nominated Date, in which case, the Trustee must pay the benefit to the Member if Superannuation Law permits or may roll over the benefit to another superannuation fund in accordance with Superannuation Law and the Member’s instructions. If the Member does not call for payment of the benefit before the Nominated Date, the Trustee must pay the benefit to the Member as soon as reasonably practical after the Nominated Date.
For the avoidance of doubt, for the purpose of calculating the benefit payable pursuant to this clause, the Member’s Accrued Retirement Benefit is not adjusted to take account of any interest or earnings with respect to the period between the date the Member ceases Employment and the date on which the benefit is to be paid.

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(b) For the purpose of determining the Member’s Accrued Retirement Benefit, if the Member does not call for payment of the benefit before the Nominated Date, with effect from the Nominated Date, “Service” shall be increased by including the period commencing on 7 April 1989 and ending on 22 March 1998.
(c) If a Member who is entitled to a benefit pursuant to this clause 4.4.2 dies before the Nominated Date, for the purpose of determining the Member’s Accrued Retirement Benefit, “Service” shall be increased by including the period commencing on 7 April 1989 and ending on 22 March 1998 and the benefit shall be paid as soon as reasonably practical after the Trustee is notified of the Member’s death to such persons and in such manner as if it were a benefit payable pursuant to clause 4.7.
(d) For the avoidance of doubt:

(i)
a Member who ceases Employment on or after the Earliest Retirement Date remains a Member of the Plan until a benefit becomes payable pursuant to this clause 4.4.2 but apart from contributions required in the ordinary course to fund defined benefits payable from the Plan, including benefits payable pursuant to this clause 4.4.2, no contributions may be made to the Plan by or for the benefit of the Member after the Member ceases Employment; and

(ii)
the benefit increase provided for in paragraph (b) of this clause does not accrue until the Nominated Date and the benefit increase provided for in paragraph (c) of this clause does not accrue until the Member’s death.”

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